EXHIBIT 4-D


INTERCREDITOR AGREEMENT

TABLE OF CONTENTS

1.REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE FRANCHISEE AND GUARANTORS

2.REPRESENTATIONS, WARRANTIES AND COVENANTS OF BKC

3.REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER

4. DEFAULT UNDER THE LOAN AGREEMENTS

4.1  Notice to BKC of Default
4.2  Notice to BKC of Intent to Foreclose

5. REMEDIES UNDER LOAN DOCUMENTS

5.1  Limits on Security Interest and Collateral Assignment

(a)  Security Interest
(b)  Collateral Assignment

5.2  Review Meeting

5.3  Pre-Conditions to Exercise of Remedies

(a)  Control and Dominion
(b)  Right of First Refusal; Right of Approval
(c)  Payment of Amounts Past Due to BKC
(d)  Payment of Other Amounts Due to BKC

5.4  Management of Restaurants
(a)  BKC Management
(b)  Continued Operation by Franchisees or Another BKC Licensee
(c)  Election

5.5  Disposition of Restaurants
(a)Sale Within Twelve Months
(b)  Terms of Sale; Bundling of Collateral
(c)  BKC Approval of Buyer
(d)  Consent of New BKL Landlord
(e)  No Other Sale
(f)  Termination of Affected Franchise Agreements
(g)  Lender's Rights

6.   BKL LEASES

     6.1  Assignment


7.   DEFAULT UNDER FRANCHISE AGREEMENTS AND BKL LEASES
7.1  Notice to Lender of Default
7.2  Lender's Opportunity to Cure Monetary Default
7.3  Lender's Opportunity to Cure Non-Monetary Default
7.4  BKC Right to Close

8.   ASSIGNMENT

9.   BREACH OF CONTRACT; EQUITABLE REMEDIES
10.  TERM OF AGREEMENT

11.  CONSENT AND ACKNOWLEDGMENT OF COMMERCIALLY REASONABLE TERMS

11.1 Acknowledgments
11.2 Consent to Terms of Sale
12.  GENERAL RELEASE
13.  RIGHTOF AUDIT
14.  CAPTION HEADINGS
15.  NOTICES


16.  CHOICE OF LAW; JURISDICTION AND VENUE

17.  NO AMENDMENTS


17.1 This Agreement
17.2 Franchise Agreements

18.  INTEGRATION

19.  BINDING EFFECT

20.  TITLES

21.  SEVERABILITY

22.  CONSTRUCTION OF AGREEMENT

INTERCREDITOR AGREEMENT
 INTERCREDITOR  AGREEMENT
("Agreement") dated  as
of  the ________ day of
July, 1999, and effective
as of May 11, 1999,  by
and among BURGER  KING
CORPORATION ("BKC"),  the
individual, individuals,
entity  and/or entities
set forth  on Schedule   A
hereto  (individually, a
"Franchisee"  and collectively, the
"Franchisees"),  and the
individual, individuals,
entity  and/or entities
set forth on Schedule  B
hereto ("Guarantor"), and
CHASE BANK OF TEXAS,
NATIONAL ASSOCIATION, as
Administrative Agent  for
the Banks, as defined in the Third
Amended and Restated
Revolving Credit Agreement, NBD BANK, N.A., as Documentation Agent for the Banks, and NATIONSBANK, N.A. (SOUTH) in its capacity as Co
Agent for the Banks, and
the Banks (collectively, the "Lender").

WHEREAS, certain Burger King(R) restaurants
identified by BKC store number and address on
Schedule  C hereto (individually,  a
"Restaurant" and collectively, the
"Restaurants") are operated by the
Franchisees pursuant to franchise agreements
(individually, a "Franchise Agreement" and
collectively,   the "Franchise Agreements")
issued by BKC;

WHEREAS,  certain of the Restaurants are  located
on  real property (individually, a "BKL
Property" and collectively,  the "BKL
Properties") currently leased to the Franchisees
pursuant to certain lease/sublease agreements
with BKC,   as   lessor (individually, a "BKL
Lease" and collectively, the "BKL Leases");

WHEREAS, the Guarantor is the owner of all of the outstanding equity interests in the Franchisee (the "Equity Interests");

WHEREAS,   the  Guarantor has guaranteed payment and
performance of all of the Franchisees' debts and obligations to BKC pursuant to certain agreements of guaranty (the "Guaranties") as detailed on Schedule C hereto;

WHEREAS, the Guarantor has contemporaneously herewith entered into a loan agreement and certain related documents (collectively, the "Loan
Documents"), including one or more promissory notes payable to the Lender in the original principal amount of __________________________
______ ($__________).

WHEREAS, the Franchisees and Guarantor have requested that BKC consent to, among other things, a security interest in the Franchise Agreements, all as provided in the Loan
Documents; and

WHEREAS, BKC has agreed to consent to this request subject to and in consideration of the covenants, terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the
mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.   REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE  FRANCHISEE AND GUARANTOR.


1.1   Each  Franchisee and  Guarantor represents
and warrants that (i) each of the Franchise
Agreements and BKL Leases are in full force and
effect; (ii)  to  the best of their knowledge, there
are no material defaults by  BKC under any of the
Franchise Agreements or BKL Leases  and no  event
has occurred  which,  with the passage of time  or
the  giving  of  notice, would constitute a
material default by BKC under any  of the
Franchise Agreements or BKL Leases; (iii) they
will continue   to perform  all obligations
under   those agreements; and (iv) the obligations
of the Guarantor under the Guaranties are unaffected by this Agreement.

1.2    Except   as
expressly provided  herein, each
Franchisee represents and
warrants to BKC that it
shall continue to comply
with the terms and
conditions of the
Franchise Agreements,  BKL
Leases,  and  any other
agreement  with BKC,
including the limitation
that  it shall  not sell,
assign, pledge, encumber,
or otherwise transfer any
interest in such
agreements.

1.3   Each  Guarantor
represents and warrants
that it shall  not  sell,
assign, pledge, encumber
or otherwise transfer any
legal or beneficial interest in its
Equity Interests in the
Franchisees in violation
of the  terms of the
Franchise Agreements or
any other agreement with BKC.

1.4   In  the  event that
Guarantor is an  entity
(an "Entity") whose equity
is wholly or partially
owned  by another
Guarantor (an "Owner"),
each such Owner  hereby
agrees  and reaffirms that
he shall not sell, assign,
pledge,  encumber or
otherwise transfer  any
legal  or beneficial
interest in the Entity in
violation of  the terms of  the
Franchise Agreements  or
any   other agreement
with BKC.

1.5   Franchisees  and
Guarantor each acknowledge and agree
that  this Agreement and
the consent contained
herein  shall not apply
to the Equity Interests
or  BKL Leases.
Franchisees and Guarantor
each warrant  and
represent  to BKC that no
interest of the Guarantor
in the Equity Interests
or  BKL   Leases shall
be collateralized, pledged
or otherwise subjected  to
the terms and conditions
of the Loan Documents.

2.   REPRESENTATIONS, WARRANTIES AND
COVENANTS OF BKC  BKC hereby represents
and warrants as follows:

2.1  That the guaranteed
minimum annual rent as defined in the BKL Leases are paid in full as oF July 1, 1999, with the exception of the outstanding amounts reflected on the attached Schedule D.

2.2 That the royalty and advertising charges as defined under the Franchise Agreements are paid in full as of June 30, 1999.

2.3 Within the thirty (30) days prior to the date of this Agreement, BKC has not sent
Franchisees a written notice of default under the Franchise Agreements or BKL Leases.

2.4  BKC makes no warranties or
representations except as
expressly set forth above.
Without limiting the foregoing,   BKC has
made no investigation as to any defaults or breaches of the Franchise Agreements or BKL Leases nor inspection of any of the Restaurants except as expressly set forth above.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER.
Lender hereby represents and warrants as follows:

3.1  Lender's  rights under  the Loan
Documents to realize  on the collateral described in
Section 5  of this Agreement shall be and
are hereby expressly made, subject to the covenants, conditions and restrictions contained in this Agreement.

3.2 Except as expressly provided herein, Lender has and will acquire no right, title, security interest, pledge or other right in, to or against any BKL Lease, any BKL Property, or the Equity Interests by virtue of the Loan Documents, this Agreement, or any other agreement.

4. DEFAULT UNDER THE LOAN DOCUMENTS

4.1  Notice  to BKC of Default.
In the event Lender delivers a notice of default or demand for payment under any of the Loan Documents, Lender shall also give simultaneous written notice of such default or demand to BKC (a "Loan
Default Notice"). The Loan Default Notice shall specify the exact default(s) and any applicable grace period. In the event that such default(s) are cured within any applicable grace period, Lender shall also deliver written notice to BKC that the default(s) are cured.

4.2  Notice  to  BKC of Intent to Foreclose.
In the event Franchisees fail to timely and properly cure the default(s) set forth in the Loan Default
Notice, Lender shall deliver fourteen (14) days prior written notice to BKC and the Franchisees as a condition precedent to the exercise of its rights and remedies under the Loan Documents and this Agreement (the "Foreclosure Notice").

5.   REMEDIES  UNDER  LOAN DOCUMENTS.
The Lender's  rights  and
remedies  under the Loan
Documents shall be limited
in  the following manner.

5.1  Limits on Security Interest and Collateral Assignment.

(a)   Security  Interest.
Notwithstanding anything
in  the Loan Documents to
the  contrary, the parties
to this Agreement agree
that: (i)  no security
interest  granted to the
Lender  shall apply to
the Equity Interests, and
(ii)  any security
interest  in  the
Franchise Agreements shall
be  limited to a security
interest  in  the proceeds
of  a  private sale of the
Franchisees' rights under
the Franchise Agreements
pursuant  to the terms and
conditions of Section 9-
504 of  the Uniform
Commercial Code as in
effect from time  to time
in  the State  in  which
the  individual Restaurant
is located (the "UCC"),
and the  Lender shall have
no right to conduct a
public  sale  or retain
the Franchisees' rights
under any Franchise
Agreement   in satisfaction of the   loan
as contemplated by Section
9-505 of the UCC.

(b)  Collateral Assignment.
Notwithstanding anything
in  the Loan Documents to
the  contrary, the parties
to  this Agreement  agree
that  the Franchisees'
tenancy rights under any
BKL  Lease may not be
collaterally assigned to
the Lender.

5.2   Review  Meeting.
Upon  receipt by  BKC of a
Foreclosure Notice, Lender
and BKC shall exercise
their best  efforts to
meet within fourteen (14)
days  at  a mutually
agreed site, for the
purpose of reviewing
the Restaurants and the
desirability of the
application  of this
Agreement to each such
Restaurant  (the  "Review
Meeting").  At the time of
the Review Meeting, upon
the mutual agreement of
BKC and Lender, any
Restaurant  may be
excluded from the
provisions of this
Agreement and, thereafter,
the Lender shall
immediately  release  its
security  interest in the
Franchise Agreement for
each such Restaurant.
Thereafter, BKC shall  be
free  to exercise  its
rights and remedies under
the Franchise Agreement
and BKL  Lease,  if  any, for  each such
Restaurant as provided therein
and the Lender shall  be free  to
exercise  its rights against  any
remaining collateral     at the
relevant Restaurant  site  without
reference to  this  Agreement.  All
Restaurants which shall continue to
be subject to the provisions of
this Agreement after the Review
Meeting shall be referred to
hereinafter individually as an
"Affected  Restaurant" and
collectively  as the "Affected
Restaurants." The Franchise Agreements  relating
to such Affected Restaurants shall
be   referred to hereinafter
individually  as an "Affected
Franchise Agreement"  and
collectively  as  the "Affected
Franchise  Agreements." The  BKL
Leases relating to such Affected
Restaurants shall  be referred to
hereinafter individually as  an
"Affected  BKL Lease" and
collectively as the "Affected BKL
Leases." If  the Review Meeting does
not  take place,  then  all  of the
Restaurants shall  be  deemed
Affected Restaurants.

5.3 Pre-Conditions to  Exercise of
Remedies. The exercise  by  the
Lender of  its  right  to force  an
assignment or  sale  of  the
Franchisees'  rights  and
obligations under the Affected Franchise Agreements shall be subject to the following terms and conditions precedent:

(a) Control and Dominion.  The
Lender must take possession  of
and  acquire  control   and
dominion  over substantially all of
the tangible real  and  personal
property of  the Franchisees
delivered  as collateral under the
Loan Documents, whether  by
exercise of the Lender's rights
under the  Loan  Documents  or by
agreement  with  the Franchisees.

(b)   Right  of  First  Refusal;
Right  of Approval.  Any transfer
of the Affected Franchise
Agreements  must  be  made  subject
to and   in accordance  with BKC's
rights under the  Affected Franchise
Agreements, including, but not
limited to,  (i)  BKC's right of
first refusal to purchase any  or
all of the Affected Restaurants  and
the real property   and furniture,
fixtures and equipment associated
therewith and located therein, and
(ii) BKC's right to approve the
sale, transfer  and proposed
transferee of the  Affected
Franchise Agreements and Affected
Restaurants.

(c)  Payment of Amounts Past  Due
to  BKC. Lender's   timely  payment
to  BKC  pursuant to Section 7.2 hereof
of all sums past due and owing to  BKC
under  each of  the  Affected Franchise
Agreements and any Affected BKL
Lease covering the premises of any
Affected Restaurants, as  well  as
those  past  due  sums  related  to
products or supplies sold by BKC for use in the Affected Restaurants, including without limitation, any pre and post-petition amounts due from any
Franchisee who  is  the  subject of
a proceeding  under  the United
States Bankruptcy Code or any
similar  law affecting the rights
of creditors generally.

(d)  Payment of Other Amounts Due
to  BKC. Lender's timely payment to
BKC when due of (i) all sums  which
become due to BKC under the
Affected Franchise  Agreements and
Affected BKL Leases  in connection
with   operation  of the Affected
Restaurants during the term of this
Agreement, and (ii) all  sums
which  become due  to  BKC in
connection with products or
supplies sold  by  BKC during  the
term of this Agreement for use in
the Affected Restaurants.   Without limiting the
foregoing, it is expressly
understood that  Lender must pay
all post-petition amounts  due  from
a Franchisee  which is the subject
of  a proceeding under  the United
States Bankruptcy Code,  or  any
similar  law  affecting the rights
of  creditors generally,  when  due
under  the  terms  of the
Affected  Franchise  Agreement  or
Affected BKL Lease,  without
reference to any  right  of such
Franchisee to defer   such   payment  pending
assumption  of those agreements or
for  any other reason.

5.4  Management of Restaurants.
After receipt by BKC of a Foreclosure Notice and the satisfaction by the Lender of the requirements of
Section 5.3(a)  above (the  "Realization
Date"),  the Affected  Restaurants
shall be managed and operated in
the following manner:

(a) BKC  Management.  BKC shall
have  the initial right, but not
the obligation, to assume the
operation  of  some or all  of
the Affected Restaurants   under
a  management agreement   (a
"Management   Agreement")  in  form
and content reasonably  acceptable  to
counsel  for BKC  and Lender for a
period of time up to (i) the date on
which  any  such Affected Restaurant
is  sold  by Lender to a third party
or to BKC pursuant to this Agreement,
(ii)   the expiration date  of the Affected  Franchise
Agreements  and  Affected  BKL
Leases,  or (iii)  expiration of the Sale
Period (as defined  below),
whichever  is  earlier  (the
"Management Period").  In return for
operating the Affected  Restaurants,
the  Management Agreement shall
include,  at a minimum and in
addition  to such  other  terms as
BKC may require pursuant  to the
preceding sentence, all of the
following:

(1)  A management fee in an amount
equal  to a percentage of monthly
Gross Sales (as  defined in the
Franchise  Agreements) generated  at
each Affected   Restaurant operated  by
BKC,  which percentage  figure shall
be the greater of ten percent (10%)
or the  then current percentage rate
charged for comparable management
services in a  similar factual
situation,  if any (factors
to  be considered   in  determining
the applicable percentage rate to be
charged are the number, location
and size of the Restaurants
to be operated by BKC);

(2)   The option of expending  two
and  one-half percent (2.5%) of
monthly Gross Sales  generated at
each such Restaurant  for local
marketing, in addition  to  the
four percent (4%) advertising
contribution  to  be paid  under the
Affected Franchise  Agreement for
each Affected Restaurant;

(3)  The option of expending, out of
the Gross Sales  for  each Affected
Restaurant,  up to $25,000.00  per
year  for (i)   repairs  and
maintenance  and/or  (ii)
alterations necessary to conform the
Affected Restaurant  to  the
then current  image  for Burger
Kingr restaurants; and


(4)   The right to replace or  add
additional signs  and/or equipment
to  each Affected Restaurant as it
becomes  necessary to  conform with
menu or operational  changes
required  by BKC to be implemented
at such time. The cost for any such replacement or additional equipment will be paid out of the Gross Sales generated at all of the Affected Restaurants.


(b) Continued Operation By Franchisees or Another BKC Licensee. In the event that BKC elects not to manage the Affected Restaurants  as provided above, BKC
shall, in its sole discretion,
either: (a)  approve Franchisees to
continue  to operate  any  or
all of the Affected  Restaurants
during  the Management Period or (b)
approve  one or   more multi-unit
BKC  licensees  reasonably
acceptable  to  BKC and Lender  to
supervise the operation of   any  or
all  of   the Affected Restaurants  during
such period, pursuant  to a management agreement
reasonably acceptable to such
licensee, BKC and Lender.  BKC will,
as a courtesy only,  assist the
Lender in identifying any  such BKC
licensees, but shall owe no legal
obligation or  duty  to the Lender
in this regard  and  shall have no
liability to the Lender for any
failure to so  assist     the
Lender.  If Franchisee  and/or an
approved BKC licensee(s), if any,
are approved to operate
the  Affected  Restaurants  during
such period, such  Restaurants
shall be operated pursuant to   the  terms
of  the corresponding Affected
Franchise Agreements.

(c)  Election.  BKC shall exercise
its option to operate  the Affected
Restaurants pursuant  to Section
5.4(a) above or designate the
Franchisee or another entity  to
operate  the Affected
Restaurants pursuant to Section
5.4(b) above, by delivering
written notice thereof to  the
Lender within   fourteen   (14)
days following the Realization   Date
(the "Management Election Notice").
If  BKC does not deliver a
Management Election  Notice,  BKC
shall be deemed to have elected to have the Franchisees continue to operate the Affected Restaurants pursuant to Section 5.4(b).

5.5  Disposition of Restaurants.
Any sale, transfer or assignment  of
the  Affected Franchise  Agreements
or Affected  BKL Leases by the
Lender shall be subject  to the
provisions of Section 5.3 and  the
following conditions. (a)  Sale Within
Twelve Months.  At any time after its
receipt of the Foreclosure Notice, BKC
may deliver written notice (the "Notice to
Sell") to the Lender dictating that
the Lender shall have twelve  (12)
months from receipt of the Notice
to Sell  to sell and transfer by
private sale one  or more  of  the
Affected Restaurants  and  Affected
Franchise Agreements, together with
all  of  the real and  personal
property associated therewith,
pursuant  to the terms of this
Agreement  and the Affected
Franchise Agreement.  Provided,
however, that  if  Lender is
utilizing its best efforts  to lift
or  remove any stay or
judicial or statutory impediment
imposed  on the sale  of  an
Affected Restaurant, the twelve (12)
month period shall not commence,  or
if it has commenced  it  shall  be
tolled, during any period when
Lender is prevented from selling
such Affected Restaurant or Affected
Agreement  by reason of the filing
by Franchisees of  a  petition for
relief under the United States
Bankruptcy Code or by reason of any
federal, state or  local  law or any
other order of  a  court  of
competent jurisdiction
preventing the sale of  any such
Restaurant. This twelve (12) month
period, together  with any extension
(as provided  above), is herein
referred to as the "Sale Period."

(b)  Terms of Sale; Bundling ofCollateral.
During  the Sale Period, the Lender shall "bundle"
the  real property  interest (whether a  fee
or leasehold) and  the  personal
property  used  in connection with
the operation of  each  Affected
Restaurant, together with the
Affected  Franchise Agreement, in
order to require that any  proposed
asset sale  by Lender of such
Affected Restaurant include the
Affected Franchise Agreements and
real property  interest, furniture,
fixtures, equipment and  other
personalty necessary to maintain
the operational integrity of each
Affected Restaurant. While  each
Affected Restaurant must be  sold
in this  manner,  the Lender is free
to  sell  each Affected Restaurant
separately  or  in   groups, subject
only to its obligation (as limited
by  the provisions  of  Section  11
below)  to  act  in a commercially
reasonable manner.

(c)  BKC Approval of Buyer.
Any purchaser(s) must be acceptable to
BKC and satisfy BKC's then current standards for receiving approval to acquire an interest in a Burger Kingr restaurant. Lender, Franchisee, and Guarantor acknowledge, agree, and understand that (i) the requirements defining acceptable purchasers and for approving prospective BKC franchisees or the requests for existing franchisees to develop, operate or acquire an interest in additional Burger Kingr restaurants are subject to change by BKC, in its sole discretion, and
(ii)  any disapproval by  BKC due to
the failure of any prospective
purchaser or franchisee  to meet
such requirements  shall  be deemed
a reasonable action by BKC unless BKC has applied its criteria in a bad faith effort to harm the financial interests of the Lender. BKC agrees to cooperate with Lender in the latter's efforts to find an acceptable purchaser(s) for the
Affected  Restaurants, but has  no
obligation to locate buyer(s).
Lender agrees to sell or assign the
Affected  Restaurants and Affected
Franchise Agreements by private sale
only, and not by public sale or
auction.

(d)   Consent of New BKL Landlord.
In  the event that   BKC   sells,
transfers, assigns, mortgages,  or
pledges  its  interest  in  a BKL
Property  or  BKL Lease to a third
party  (a "New Landlord")  as
provided in Section 6.1(c) below,
Lender shall, in addition to
satisfying all of the other
conditions set forth in this Section
5.5, obtain  the  prior  written
consent (a  "Landlord Consent")  of
the New Landlord before transferring
the Franchisees' rights under an
Affected Franchise Agreement to a
third party.

(e)   No  Other  Sale.
Any transfer,  sale, conveyance or
assignment made in violation of the
terms of  Section  5.5 above shall
constitute  a material  breach of
this Agreement by  Lender  and BKC
shall  be  entitled to any and  all
remedies permitted  by law or
equity, including  injunctive
reliefto  enjoin  any
such  unauthorized  sale, transfer,
conveyance or assignment.


(f)  Termination  of  Affected Franchise Agreements and BKL Leases.

(i)  Subject to the provisions  of
Sections 6.1(c) and 7 of this
Agreement,  BKC agrees to not
terminate any of the  Affected
Franchise Agreements or Affected
BKL  Leases during the Sale
Period if Lender  complies with
the terms and  conditions  of
this Agreement  and  each and  every  one  of  the
Affected Franchise Agreements  and  Affected
BKL Leases, including, but not limited  to, operational
standards and all   payment obligations  for
royalties, advertising  and rent.

(ii)  In  the  event the  Affected
Restaurants and  related Affected
Franchise Agreements and Affected
BKL Leases  are  not sold  and
transferred within the Sale  Period
applicable to each of them, BKC
shall  have the subsequent right to
terminate the unsold and
untransferred Affected Franchise
Agreements  and Affected  BKL Leases
upon delivery  of  thirty (30) days
prior written notice to Lender and
the Franchisees. (iii)In the event
that the Lender or the Franchisees fail to meet any other condition or obligation under this Agreement or any of the Affected Franchise
Agreements or Affected BKL Leases,
including without limitation the
obligation to pay when due all
amounts payable under the  Affected
Franchise Agreements and Affected
BKL  Leases as a group for  the  full
term of this Agreement, BKC shall have the subsequent right to terminate any then unsold and untransferred
Affected  Franchise  Agreement and
Affected  BKL  Lease  upon  delivery
of thirty  (30)  days  prior written
notice  to Lender and the Franchisees.

(iv) Upon termination of any or all
of the Affected  Franchise
Agreements or Affected BKL  Leases,
(x) Lender's  security interest  in
the relevant Affected Franchise Agreement
shall automatically terminate  and
be of  no further force  and
effect,  (y) Lender   shall execute
and  file relevant termination
statements as required by law  or
requested by the Franchisees or BKC,
and  (z) Lender shall comply with
all post termination covenant
contained in such Franchise
Agreements and BKL Leases,
including, but not limited  to,
making at its own expense such
removals or changes  in  signs and
the Restaurant  buildings and
premises as BKC shall request
so as to   effectively distinguish
the Restaurant  buildings and premises
from  their former  appearance  and
from any other Burger Kingr
restaurant. It is expressly
understood, however, that nothing in
this Agreement shall obligate  the
Lender  to compensate BKC for
amounts due to BKC which have
not yet accrued at the time of
termination. (g) Lender's Rights.
Upon termination  of the Lender's
security interest  in  any  of  the
Franchise  Agreements,  whether
pursuant  to the provisions  of
Sections  5.2 or 5.5(f)
hereof,  or otherwise,  the Lender
shall be free to  exercise its
rights against  its  remaining
collateral relating  to the
corresponding Restaurant pursuant to
the  terms of the Loan Documents
and  without reference to this
Agreement.

6. BKL LEASES

6.1   Assignment.  For so long as
BKC remains the owner or lessee of
the BKL Property subject to any BKL
Lease, BKC agrees as follows:

(a)   In  the  event  that  the
Lender  (i) acquires  control and
dominion over the tangible personal
property  used in connection with  the
operation  of the Restaurant which is subject  to
the BKL Lease, (ii)  such Restaurant
is designated as  an Affected
Restaurant, (iii) all obligations
due under the BKL Lease are paid and
performed  in full  when due, and
(iv)  the Lender meets all  of its
obligations under Section     5.3
hereof,  then BKC agrees that  the
manager appointed pursuant to the
terms of Section    5.4 shall have
the right to occupy the BKL Property on the same terms and conditions as the
Franchisees, and that BKC shall not
terminate  the BKL Lease until
expiration  of the relevant Sale
Period.

(b)   In  the  event that
(i)   all of  the conditions  set forth
in Section 6.1(a) are met
and  (ii) BKC  approves  an
assignment of the Affected
Franchise  Agreement  relating to
the Affected  Restaurant operated on
the BKL Property, then  BKC shall
also consent to the assignment  of
the Affected BKL Lease to the same
assignee.

(c) Notwithstanding anything  in
this Agreement to the  contrary,
it  is   expressly understood that
BKC remains free to sell  any  BKL
Property and assign its
rights under any BKL Lease at  any
time, and the terms of this
Agreement  and this  Section  6
shall not apply to, restrict,  or
obligate any such buyer or assignee.

7.DEFAULT UNDER FRANCHISE AGREEMENTS AND BKL LEASES

7.1   Notice  to Lender of Default.
In the event BKC delivers a notice of
default under any of the Franchise
Agreements or BKL Leases (a
"Contract Default  Notice") ,  BKC
shall simultaneously deliver  a
copy  of  the Contract  Default
Notice to Lender.  In the event  the
default(s) set forth in the Contract
Default Notice are subject to an
applicable grace period, BKC shall
also deliver   notice in  writing
to  Lender   that such default(s)
have or have not been cured within
such cure period (the "Cure Notice").

7.2  Lender's Opportunity to Cure Monetary Default.

(a)  In the event Franchisees fail
to cure a monetary default under any
Franchise Agreement or BKL   Lease
(a  "Payment Default")  within any
applicable  grace period, BKC agrees
that Lender shall  have the right to
cure the Payment Default within
five  (5)  calendar  days
after   Lender receives  its  copy
of the Cure Notice. In the event Lender elects not to cure any such Payment Default, then
BKC may immediately terminate  the
related Franchise Agreement and BKL
Lease, if any, without further
notice or opportunity to cure  and
pursue  any  and all remedies
permitted thereunder and by law.


(b)   Notwithstanding the foregoing,
if  (i) Lender  should exercise the
right to cure Payment Defaults three
(3) consecutive calendar months, or
to  cure  Payment Defaults in an
aggregate of  six (6)  calendar
months, and (ii)  Lender  fails  to
contemporaneously after such last default contemplated above deliver a
Foreclosure  Notice and  file and
diligently  pursue  an  action  to
foreclose on assets pledged to it
under  the Loan Documents,  then
BKC  may terminate  the related
Franchise Agreement and BKL Lease,
if any.

7.3   Lender's  Opportunity To  Cure NonMonetary Default.

(a)  In the event Franchisees fail
to cure a non monetary default under
any Franchise Agreement or BKL Lease
(a "Non-Monetary Default") within
any applicable  cure period, Lender
shall have thirty (30)  days  after
receipt of the  Cure Notice  to
deliver  a  Foreclosure Notice.
This thirty (30) day  period is
hereinafter be referred to as  the
"Election Period."

(b)  In the event of the occurrence
of a non curable, Non-Monetary
Default, the Election Period shall
commence on Lender's receipt of the
Contract Default Notice.
(c)  Franchisees, Guarantor, and
Lender agree that during the
Election Period BKC shall have the
right,  but  not  the  obligation,
in  its sole discretion, to: (i) take such
necessary actions to abate  and cure
the Non-Monetary Default(s) under
the   Franchise  Agreements  which
actions  shall include,   but  not
be  limited to,  temporarily closing  any of the
Restaurants affected  by  such
default(s)   due  to  health reasons
or other emergencies  (as  provided
in Section   7.4  below herein);
removing  from such  Restaurants
those products,  signs, equipment
or  other  materials which  are  not
approved by BKC; and  taking  such
other actions which BKC deems necessary in
order to mitigate  damage  to BKC
and  its  trademarks and/or  (ii)
supervise  the  operation  of such
Restaurants  pursuant  to a
temporary Management Agreement which
shall include the terms set  forth
in    Section     5.4(a) herein.
Franchisees, Guarantor,  and Lender
acknowledge and agree  that monetary
damages will be inadequate to remedy
the damage caused to BKC in the
event a material  Non Monetary
Default  under  any  of  the
Franchise Agreements  remains
uncured.   Accordingly,
BKC shall be entitled to injunctive
relief, including, but not limited
to, a temporary restraining order,
issued  by  a  court of competent
jurisdiction  in order  to  enforce
its rights specified  in  this
Section 7.3(c).

(d)  In the event Lender fails to
notify BKC of its   election  within
the  Election  Period pursuant  to
said  Section 7.3(a)  or
fails to diligently   pursue  its
remedies   against the relevant
Affected Franchise Agreement or
Affected BKL  Lease, then BKC may
immediately terminate the relevant
Franchise  Agreement  and BKL  Lease
affected by the defaults without
further notice or opportunity  to
cure  and pursue  any  and all
remedies  permitted thereunder and
by law  without further notice to Lender.

7.4  BKC Right to Close.
Notwithstanding the foregoing
provisions of Section  7.3, BKC
shall have the right to immediately
close,  without prior  notice or any
opportunity to cure, any of the
Restaurants  which BKC deems, in its
sole discretion, necessary due to
reasons of public health and safety
or due to an emergency.

8. ASSIGNMENT
8.1    Franchisees  may  not  assign
or transfer its interest in this
Agreement without the written
consent of  the other parties
hereto.  BKC or Lender may assign
their respective interests herein
without the  consent of any party
hereto.

9. BREACH OF CONTRACT; EQUITABLE REMEDIES

9.1   In the event any party shall
breach the terms  of this
Agreement, any other party hereto
may  declare  a breach  and pursue
any remedy available at  law  or  in
equity.   It is expressly understood and  agreed
that monetary damages may be
inadequate to remedy a material
breach of this Agreement and that
injunctive relief may be  granted
by  a  court of  competent
jurisdiction. Further,  in light of
the nature of this Agreement  and
the potential  need for BKC to take
prompt action to abate a dangerous condition and/or mitigate the damage to its trademarks and service marks, in the event of default by any of the parties hereunder or by Franchisees under the Franchise Agreements, if a court orders BKC to post a bond as a condition to the entry of an order for injunctive relief, the parties jointly and severally agree that such bond shall be in a nominal amount of money not to exceed FIVE THOUSAND AND NO/100
DOLLARS ($5,000.00).


10.  TERM OF AGREEMENT

10.1  This  Agreement shall commence
on the date first written above and
shall continue until payment in
full of  all  obligations under the
Loan Documents or  until the
expiration or earlier termination of
all  of  the Franchise Agreements
and  BKL  Leases,  whichever  is
earlier, at which time this
Agreement shall expire and become of
no further force and effect.

10.2  Upon  or  within  a reasonable
time after such expiration or termination the parties agree to sign any reasonable documents requested by any party in order to confirm such expiration or termination.

11. CONSENT AND ACKNOWLEDGMENT

11.1   Acknowledgments.
Franchisees   and Guarantor
acknowledge  and  understand  the
provisions  of  this Agreement and
the procedures set forth herein
relating to  the requirements that,
in the event of an exercise by the
Lender of its rights and remedies
under the Loan Documents and this
Agreement, such exercise  shall  be
subject to the terms of Section  5
hereof.

11.2 Consent To Terms of Sale.  In
consideration of BKC and  Lender
executing this Agreement, each
Franchisee and  Guarantor, for
themselves and any person or entity
claiming by, through or under them,
represent, covenant and agree as
follows:

(a) This  Agreement and the Loan
Documents are  not  entered into with any
actual  intent to hinder,  delay or
defraud any of their creditors; that
Franchisees and Guarantor do not
intend  to incur  debts  beyond
their  ability to  pay   in
connection  with  the  Loan
Documents;  and  that Franchisees
and Guarantor  do  not  have  assets
unreasonably small in relation to
their businesses as a result  of
the  Loan Documents  or  this
Agreement.


(b) This Agreement and the
procedures  set forth  in
Section  5 with respect to a
sale and transfer of the Affected
Restaurants, the Affected Franchise Agreements, the
Affected BKL Leases, and the real
and   personal property associated
therewith,  constitute  a
commercially  reasonable procedure
for disposing   of   the
Lender's collateral,  there being no
nationally recognized market
therefor, and it being acknowledged
that it is  designed  to  generate a
fair  and  reasonable equivalent
value.

(c)  Franchisees and Guarantor shall
not seek to challenge  or enjoin the
consummation  of  any sale of an
Affected Restaurant, Affected
Franchise Agreement  or real or
personal property associated
therewith  on the  grounds that the
procedures set forth   in Section    5 are  not
commercially reasonable, and agree
that their only remedy shall be to
challenge and seek monetary damages
from the Lender for any unreasonable
decision by the Lender in
determining whether to sell the
Restaurants as a group or individually.


12.GENERAL RELEASE

12.1  In  consideration of BKC
executing this Agreement and in
consideration of BKC consenting to
the grant  to Lender  of  the
security interest  in  the
Franchise Agreements  and
the right to transfer the  BKL
Leases subject to the terms of this
Agreement, each Franchisee and
Guarantor for   himself/herself
and his/her respective   heirs,
successors, assigns, personal
representatives,  affiliates,
subsidiaries  and  parent company
(the "Releasing Parties") hereby
release  and forever  discharge BKC
and its respective successors,
assigns, affiliates,   parent
company, directors, officers, employees, agents and representatives (the
"Released Parties") as to any and
all claims, damages, liabilities
and causes of action whatsoever,
whether known or unknown, which the
Releasing Parties have  now or may
have  in the future by reason of
any matter, cause of thing
whatsoever arising out of or
relating to the Franchise
Agreements, BKL Leases,  or  any
other agreement between BKC and any
of the Releasing Parties, the
relationship and/or course of
dealing between the Releasing
Parties and the Released  Parties,
and  any other matters which existed
prior to the date of  this
Agreement.

13. RIGHT OF AUDIT

13.1   Each   Franchisee  agrees
that   BKC  or its representatives,
at  BKC expense,   shall at all
reasonable  times, have the right to
examine or audit the  books,
records,  federal or  state tax
returns, accounts  of,  and  any
other information  or  records
necessary to trace or
account for loan funds hereunder, as
well   as to verify  the   accuracy of   the
representations made by each
Franchisee hereunder. In the  event
an audit discloses a violation of
the  terms and conditions of this
Agreement, Franchisees shall  be
liable  for all costs and expenses
associated with  the audit
including, but not limited  to,  the
costs  of accounting fees, travel,
lodging and wages reasonably
incurred   including  wages  paid
to BKC employees. Franchisees and
Lender mutually consent to the
release to  BKC  of  all information
relating to loan  funding,
disbursements or withdrawals under
the Loan Documents.

14. CAPTION HEADINGS

14.1  The  caption headings are used
in this Agreement only  as a matter
of convenience and for reference
and do  not  define, limit or
describe the  scope  of  this
Agreement nor the intent of any provision contained herein.

15.NOTICES

15.1  All notices required or
permitted hereunder shall be  in
writing and shall be deemed properly
delivered when  received if sent by
(i)  U.S. Mail return receipt
requested, (ii) nationally
recognized overnight courier
service, or (iii) telex or telecopy
and if sent to  the following
addresses:

If to BKC:
Burger King Corporation
17777 Old Cutler Road Miami, FL
33157 ATTENTION:  General Counsel,
Senior Vice President

If to Franchisees and/or Guarantor:
Bravokilo, Inc. and Quality Dining,Inc.
4220 Edison Lakes Parkway Mishawaka,
Indiana 46545
ATTENTION: Daniel B.Fitzpatrick,
Managing Owner



If to Lender:
Chase Bank of Texas, National
Association
712 Main Street
Houston, Texas 77002-8059
ATTENTION:
Manager, Franchise Systems Finance

or to such persons
or places as BKC, Franchisees,
Guarantor,  or Lender may direct by
written notice to all  of  the
other parties hereto. Notices  or
other communications hereunder shall
be deemed delivered  and received on
the date of actual delivery.

16.         CHOICE OF LAW;
JURISDICTION AND VENUE 16.1  This
Agreement shall be governed by and
construed in  accordance with the
laws of the State of Florida. The parties hereto acknowledge and agree that the United States District Court for the Southern District of
Florida,  or if such court lacks
jurisdiction, the 11th Judicial
Court (or its successor) in and
for MiamiDade  County, Florida,
shall be the venue and exclusive
proper  forum  in  which  to
adjudicate  any  case  or
controversy  arising, either
directly  or  indirectly, under  or
in connection with this Agreement or
related documentation  and the
parties further agree that,  in the
event of litigation arising out of
or in connection with  this
Agreement in these courts,  they
will  not contest or challenge the
jurisdiction or venue of these
courts.

17.         AMENDMENTS

17.1  This  Agreement.   Except as
expressly provided herein, nothing
in this Agreement shall be construed
to modify or amend any of the terms
and conditions of  the Franchise
Agreements or BKL Leases and  the
Franchise Agreements and BKL Leases
shall be controlling  in  the event
of any ambiguity between this
Agreement and  the Franchise
Agreements or BKL Leases.
17.2  Franchise  Agreements.  BKC
and  the Franchisees shall  not
materially  amend or terminate  by
mutual agreement  any of the
Franchise Agreements without  the
prior consent of the Lender, which
consent shall not be unreasonably
withheld.

18.         INTEGRATION

18.1  This  Agreement  and the
other  documents being executed and
delivered pursuant hereto
incorporate  all prior  discussions
and negotiations among  the  parties
and  constitute the  full  and
entire  agreement  and understanding
between the parties hereto  with
respect to  the  subject  matter
hereof.  No amendment  hereto shall
be effective unless it is in writing
and  signed by all of the parties
hereto.

19.         BINDING EFFECT

19.1 Except as otherwise expressly
provided herein, the provisions of
this Agreement shall inure to the
benefit of,  and be binding upon,
the parties hereto and  their
respective heirs, successors,  assigns,
executors, personal representatives
and administrators. 20.  TITLES
20.1 The titles of the provisions of
this Agreement are for  convenience or
reference only and are  not  to  be
considered in construing this Agreement.

21.         SEVERABILITY

21.1 If one or more of the
provisions contained in this
Agreement  or in any document
contemplated hereby,  or any
application thereof, shall be
invalid, illegal  or unenforceable,
in any respect under the  laws of
any jurisdiction, the validity,
legality and enforceability
of   the  remaining  provisions
contained herein and therein, and any application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

22. CONSTRUCTION OF AGREEMENT

22.1   This   Agreement   has   been
prepared after negotiations  between
the parties hereto, and  if  any
ambiguity  is  contained herein then
in resolving  such ambiguity  no
weight shall be given  in  favor  of
or against either party solely on account of its drafting this Agreement.



[THIS SPACE INTENTIONALLY LEFT
BLANK]

     IN WITNESS WHEREOF, the parties
have executed this Agreement on the
date of first written above:

CHASE  BANK  OF TEXAS,  NATIONAL
ASSOCIATION, as Administrative Agent
for the Banks
By:__________________________
Its:_________________________
Attest:______________________
Its:_________________________

 NBD,  BANK, N.A., as Documentation
 Agent for the Banks

By:__________________________________

Its:________________________________


Attest:_____________________________


Its:________________________________


 NATIONSBANK, N.A. (SOUTH),
Co-Agent for the Banks

By:_________________________________
Its:________________________________

Attest:_____________________________
Its:________________________________

LENDER

BURGER KING CORPORATION

By:_________________________________
 Assistant Secretary



BKC BRAVOKILO, INC.

By:_________________________________
   Print
Name:_______________________________

Title:______________________________

Attest:_____________________________
       Print
Name:_______________________________
Title:______________________________




FRANCHISEE


WITNESSES:    QUALITY DINING, INC.


By:
____________________________________
Print Name:
Title:

___________________________________

Attest:_____________________________

Print Name:

_____________________________

Title:

___________________________________

GUARANTOR

SCHEDULE A TO INTERCREDITOR AGREEMENT

FRANCHISEE:

Bravokilo, Inc., an Indiana corporation



SCHEDULE B TO INTERCREDITOR AGREEMENT

GUARANTOR:

Quality Dining, Inc.

SCHEDULE C TO INTERCREDITOR AGREEMENT
                List of Franchisee's Restaurants

                                 Date of    Date of   Date of
BK Rest    Address               Franchise  Lease(if  Guaranty
  #                              Agreeement any)      (if any)
____    _______________         ___________ _______  ________
300     1436 Apple Avenue        2/28/94     N/A     2/28/94
        Muskegon, MI 49442
328     2035 M-139               2/28/94     N/A     2/28/94
        Benton Harbor, MI 49022
458     3436 Henry Street        2/28/94     N/A     2/28/94
        North Shores, MI 49444
467     3956 South Franklin      3/31/99     N/A     3/31/99
        Michigan City, IN 46360
509     32704 Grand River        8/28/95     N/A     8/28/95
        Avenue Farmington, MI
        48024
519     823 East Michigan        8/28/95   5/31/79   8/28/95
        Avenue
        Ypsilanti, MI 48198
527     20905 Ecorse Road        8/28/95   8/29/80   8/28/95
        Taylor, MI 48180
637     28333 Ford Road          8/28/95  11/05/82   8/28/95
        Garden City, MI 48135
764     25538 South Woodward     8/28/95   9/26/92   8/28/95
        Avenue
        Royal Oak, MI 48067
810     9525 Telegraph Road      2/28/94     N/A     2/28/94
        Taylor, MI 48180
889     2170 Rawsonville Road    8/28/95   4/14/99   8/28/95
        Belleville, MI 48111
988     8489 West Grand River    2/28/94     N/A     2/28/94
        Avenue
        Brighton, MI 48116
1606    2051 Washington Avenue   2/28/94     N/A     2/28/94
        St. Joseph, MI 49085
2624    18737 West Road          2/28/94     N/A     2/28/94
        Woodhaven, MI 48183
2689    27517 Telegraph Road     2/28/94  10/22/82   2/28/94
        Flat Rock, MI 48134
3172    1945 Pipestone Road      2/28/94     N/A     2/28/94
        Benton Harbor, MI 49022
3260    14808 Michigan Avenue    8/28/95  11/27/81   8/28/95
        Dearborn, MI 48126
3722    121 West La Salle        2/28/94     N/A     2/28/94
        Avenue
        South Bend, IN 46601

4102    2775 E. Highland Road    2/28/94     N/A     2/28/94
        Highland, MI 48356
4124    2021 North Michigan      2/28/94     N/A     2/28/94
        Street
        Plymouth, IN 46563
4216    530 West McKinley        2/28/94     N/A     2/28/94
        Avenue
        Mishawaka, IN 46545
4276    1709 Elkhart Road        2/28/94     N/A     2/28/94
        Goshen, IN 46526
4435    1012 W. State Road 2     2/28/94     N/A     2/28/94
        West
        La Porte, IN 46350-8057
4505    5809 Grape Road          2/28/94     N/A     2/28/94
        Mishawaka, IN 46545
4814    11550 Belleville Road    8/28/95     N/A     8/28/95
        Belleville, MI 48111
5118    10382 Highland Road      2/28/94     N/A     2/28/94
        Hartland, MI 48029
5188    928 Terrace Street       2/28/94     N/A     2/28/94
        Muskegon, MI 49443
5193    4626 Red Arrow Highway   2/28/94     N/A     2/28/94
        Stevensville, MI 49127
5250    232 East Pettit Avenue   2/28/94     N/A     2/28/94
        Ft. Wayne, IN 46806
5298    2801 East Lincolnway     2/28/94     N/A     2/28/94
        East
        Mishawaka, IN 46544
5323    7616 Lincolnway East     2/28/94     N/A     2/28/94
        Fort Wayne, IN 46803
5397    2920 Frontage Road       2/28/94     N/A     2/28/94
        Warsaw, IN 46580
5398    52803 U.S. 33 North      2/28/94     N/A     2/28/94
        South Bend, IN 46637
5413    1918 North Jefferson     2/28/94     N/A     2/28/94
        Street
        Huntington, IN 46750
5603    2184 East Grand River    2/28/94     N/A     2/28/94
        Road
        Howell, MI 48843
5753    3710 East State Street   2/28/94     N/A     2/28/94
        Ft. Wayne, IN 46805

5790    6402 West Jefferson      2/28/94     N/A     2/28/94
        Street
        Ft. Wayne, IN 46804
5987    752 Lagrange             2/28/94     N/A     2/28/94
        South Haven, MI 49090
5988    1255 West Main Street    2/28/94     N/A     2/28/94
        Fremont, MI 49412
6389    499 North Main Street    2/28/94     N/A     2/28/94
        Columbia City, IN 46725
6485    1804 N. Wayne Street     2/28/94     N/A     2/28/94
        Angola, IN 46703
6509    39601 Grand River        2/28/94  9/18/92    2/28/94
        Novi, MI 48375
6574    4852 Western Avenue      2/28/94     N/A     2/28/94
        South Bend, IN 46619
6622    1113 Ireland Road        2/28/94     N/A     2/28/94
        South Bend, IN 46614
6843    3123 Holton-Whitehall    2/28/94     N/A     2/28/94
        Road
        Whitehall, MI 49461
7014    657 North Main Street    2/28/94     N/A     2/28/94
        Bluffton, IN 46714
7055    2171 South Bend Avenue   2/28/94     N/A     2/28/94
        South Bend, IN 46637
7060    618 Fairview Boulevard   2/28/94     N/A     2/28/94
        Kendallville, IN 46755
7113    903 Spruce Street        2/28/94     N/A     2/28/94
        Dowagiac, MI 49047
7433    1911 Lincoln Way East    2/28/94     N/A     2/28/94
        Goshen, IN 46526
8203    6225 Lima Road           6/08/94     N/A     6/08/94
        Ft. Wayne, IN 46818
8448    3403 Portage Avenue      5/26/94     N/A     5/26/94
        South Bend, IN 46628
8664    1205 East Market Street 10/04/94     N/A    10/04/94
        Naponee, IN 46550
8665    1436 West Plymouth      10/17/94     N/A    10/17/94
        Street
        Bremen, IN 46506

9012    1105 West 7th Street     5/10/95     N/A     5/10/95
        Auburn, IN 46706
9028    8180 Mason Street        5/14/95     N/A     5/14/95
        Newaygo, MI 49337
9157    334 North 13th Street    8/01/95     N/A     8/01/95
        Decatur, IN 46733
9349    2037 U.S. 31             9/30/95     N/A     9/30/95
        Plymouth, IN 46563
9352    111 S. St. Joseph        8/25/95     N/A     8/25/95
        Street
        South Bend, IN 46601
9461    3733 North M-140        12/05/95     N/A    12/05/95
        Watervliet, MI 49098
9506    12757 State Road 23     11/27/95     N/A    11/27/95
        Granger, IN 46530
9640    2190 Holton Road         2/12/96     N/A     2/12/96
        North Muskegon, MI
        49445
9713    1610 North Meridian      4/18/96     N/A     4/18/96
        Portland, IN 47371
10436   324 East Jefferson       1/24/97     N/A     1/24/97
        Street
        Fort Wayne, IN 46802
10440   608 West Talmer         12/04/96     N/A    12/04/96
        North Judson, IN 46366
10568   Market Centre Shopping   2/20/97     N/A     2/20/97
        Center
        Goshen, IN 46526
11248   151 South Zeeb Road      6/25/98     N/A     6/25/98
        Ann Arbor, MI 48103
11347   5822 Telegraph Road     12/30/97     N/A    12/30/97
        Taylor, MI 48180
11365   413 East Dupont Road     5/21/98     N/A     5/21/98
        Ft. Wayne, IN 46845
11739   5202 East 1200 North     8/10/98     N/A     8/10/98
        Syracuse, IN 46567
12551   806 South Heaton Street  6/15/99     N/A     6/15/99
        Knox, IN 46534




SCHEDULE D TO INTERCREDITOR AGREEMENT


Statement of Account dated July 22,1999